Exhibit 10.3

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$7,500,000.00	08/01/2011	08-01-2012		4A0 / 9215		PMF01

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	STARTEK, INC. STARTEK USA, INC. STARTEK CANADA SERVICES, LTD. 44 COOK ST., SUITE 400 DENVER, CO 80206	Lender:	UMB BANK COLORADO, n.a. DOWNTOWN DENVER BANKING CENTER 1670 BROADWAY DENVER, CO 80202-4838 (303) 839-1300

Principal Amount: $7,500,000.00	Date of Note: August 1, 2011

PROMISE TO PAY.  STARTEK, INC.; STARTEK USA, INC. and STARTEK CANADA SERVICES, LTD. (“Borrower”) jointly and severally promise to pay to UMB BANK COLORADO, n.a. (“Lender”), or order, in lawful money of the United States of America, the principal amount of seven Million Five Hundred Thousand & 00/100 Dollars ($7,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 1, 2012.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2011, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the LIBOR rate as the index rate.

The Borrower at the time of request of an advance under this Note shall have the option of the following interest rate(s):

The Thirty (30) Day LIBOR Index plus 325 basis points adjusted daily to the index on the advanced amount.

The Sixty (60)  Day LIBOR Index plus 325 basis points on the advanced amount.  No payment or prepayment of an advance bearing interest at the foregoing rate may be made on any date other than the last day of the applicable interest period.

The Ninety (90) Day LIBOR Index plus 325 basis points on the advanced amount.  No payment or prepayment of an advance bearing interest at the foregoing rate may be made on any date other than the last day of the applicable interest period.

The interest rate options set forth above that are based on the Thirty (30) Day LIBOR,  Sixty (60) Day LIBOR and the Ninety (90) Day LIBOR may not be selected if the applicable interest period would extend beyond the maturity date set forth in the Note.

(the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each DAY.  Borrower understands that Lender may make loans based on other rates as well.

The 30 Day LIBOR Index currently is 0.192% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of. 3.250 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.442% per annum based on a year of 360 days.

The 60 day LIBOR Index currently is 0.223% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of. 3.250 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.473% per annum based on a year of 360 days.

The 90 day LIBOR Index currently is 0.257% per annum.  The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of. 3.250 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.507% per annum based on a year of 360 days.

NOTICE:  Under no circumstances will the interest rate on this Note be less than 4.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.  This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.   Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  UMB BANK COLORADO, n.a.; DOWNTOWN DENVER BANKING CENTER; 1670 BROADWAY; DENVER, CO  80202-4838.

LATE CHARGE.  If a payment is 30 days or more late, Borrower will be charged 10.000% of the regularly scheduled payment or $50.00, whichever is less.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 2.000 percentage point margin (“Default Rate Margin”).  The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note following the expiration of applicable cure periods, if any.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower following the expiration of thirty (30) days after written notice of such default is provided by Lender to Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change In Ownership.  Any person becomes the beneficial owner of more than fifty percent (50%) of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender the reasonable costs of such collection.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Colorado.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of DENVER County, State of Colorado.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges this Note is secured by ACCOUNTS RECEIVABLE AND GENERAL INTANGIBLES AS FURTHER DESCRIBED IN SECURITY AGREEMENT DATED JUNE 26, 2009;  DEEDS OF TRUST DATED JUNE 26, 2009 ON PROPERTIES LEGALLY DESCRIBED THEREIN COMMONLY KNOWN AS 244 DUNDEE AVENUE, GREELEY, COLORADO AND 1250 H STREET, GREELEY, COLORADO; A MORTGAGE DATED JUNE 26, 2009 ON PROPERTY LEGALLY DESCRIBED THEREIN COMMONLY KNOWN AS 116 E. RANDOLPH AVENUE, ENID, OKLAHOMA AND A MORTGAGE DATED JUNE 26, 2009 ON PROPERTY LEGALLY DESCRIBED THEREIN COMMONLY KNOWN AS 407 S. 2nd STREET, LARAMIE, WYOMING.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for all sums either:  (A)  advanced in accordance with the instructions of an authorized person or  (B)  credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Note if:  (A)  an Event of Default has occurred under the terms of this Note or any agreement that Borrower has with Lender, including any agreement made in connection with the signing of this Note;  (B)  Borrower or any guarantor ceases doing business or is insolvent;  or (C)  Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADDITIONAL TERMS. Each and every advance made under this Note shall be at Lender’s sole discretion, Lender having made no commitment to make any such advances.

Borrower shall not a) voluntarily transfer any assets into trust or, b) if already owned in trust, shall not voluntarily transfer title to such trust assets to any other person or entity, without giving Lender at least 30 days prior written notice thereof.

ADDITIONAL TERMS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower  (a) make one or more additional secured or unsecured loans or otherwise extend additional credit;  (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness;  (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral;  (d)  apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine;  (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose;  and  (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

STARTEK, INC.

By:	/s/ Chad Carlson	By:	/s/ David G. Durham
Chad Carlson, Chief Exec. Officer/Pres. of STARTEK, INC.		David G. Durham, Exec. VP/CFO/Treasurer of STARTEK, INC.

STARTEK USA, INC.

By:	/s/ Chad Carlson	By:	/s/ David G. Durham
Chad Carlson, Chief Exe. Officer/Pres. of STARTEK USA, INC.		David G. Durham, Exec VP/CFO/Treasurer of STARTEK USA, INC.

STARTEK CANADA SERVICES, LTD.

By:	/s/ Chad Carlson	By:	/s/ David G. Durham
Chad Carlson, Chief Exec. Officer/Pres. of STARTEK CANADA SERVICES, LTD.		David G. Durham, Exec. VP/CFO/Treasurer of STARTEK CANADA SERVICES, LTD.

LASER PRO Lending, Ver. 5.44.00.002  Copr. Harland Financial Solutions, Inc. 1997, 2009.   All Rights Reserved.   — CO  S:\APPS\hfs\CFI\LPL\D20.FC  TR-62141  PR-63 (M)